Exhibit 10(sss)

REAL ESTATE SUBLEASE

BETWEEN

FRUCTIBAIL INVEST,

Sublandlord

and

THE BANK OF NEW YORK,

Subtenant

Dated February 27, 2006

Real Estate Sublease

Real Estate Sublease

Real Estate Sublease

REAL ESTATE SUBLEASE, made as of this February 27, 2006, between FRUCTIBAIL INVEST, a French société civile (“Sublandlord”), and THE BANK OF NEW YORK, a New York banking corporation (“Subtenant”).

WITNESSETH:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

DEFINITIONS

“Affiliate” shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question.

“Additional Rent” shall mean all additional rent and other amounts payable by Subtenant to Sublandlord under this Real Estate Sublease other than Fixed Rental.

“After-Tax Basis” shall mean the basis or position leaving the beneficiary of a payment or deduction provided for by this Real Estate Sublease in no better and no worse position than that which it would have been in had the event which gave rise to the payment or deduction obligation not occurred. The party receiving a payment that is to be made on an After-Tax Basis will provide computations in reasonable detail; provided, however, that neither party shall have the right to examine the other party’s books or records and nothing herein shall require either party to manage its tax affairs in any manner other than as it sees fit.

“Alterations” shall mean alterations, installations, improvements, additions or other physical changes (other than decorations) in or about the Premises.

“Assigned Leases” shall mean those leases set forth in Schedule 2.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

“BNY” shall mean The Bank of New York Company, Inc., a New York corporation.

“BNY Guarantee” shall mean the Guarantee, dated as of the date hereof, executed by BNY in favor of Sublandlord, as sublandlord and tenant, pursuant to which BNY guarantees the payment and performance obligations of Landlord under the Real Estate Lease and of Subtenant under this Real Estate Sublease.

“Building” shall mean the One Wall Street Building or the 101 Barclay Street Building, and “Buildings” shall mean both of such buildings, collectively.

Real Estate Sublease

“Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other similar service systems of the Buildings.

“Business Days” shall mean all days other than Saturdays, Sundays and holidays on which banks in New York State or Paris, France are authorized to be closed.

“Change of Law” shall mean (i) the passing of, or (ii) a change in or (iii) the introduction, proposal, issuance or repeal of, any law, rule, notice, announcement, regulation or regulatory requirement, directive or interpretation thereof or in the published practice or policy (or in the final application thereof, including for the avoidance of doubt, material changes to administrative procedures such as forms or elections necessary to the claiming of any tax benefit) of any government, governmental department, tax authority, agency or regulatory authority or supervisory body of any country, or in any treaty, in each case not actually or prospectively in force at the date of this Real Estate Sublease, or any change or development in the interpretation by any court, governmental department, tax authority or regulatory authority of any country of any of the foregoing, in each case occurring or made known to any of the parties hereto after the date of this Real Estate Sublease, whether or not such measure applies retroactively and whether or not such measure constitutes a change from a prior position on the same issue.

“Control” shall mean direct or indirect ownership of more than 50% of (i) the outstanding voting stock of a corporation, or (ii) any other equity interest if not a corporation, together with in each case the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

“Default Rate” with respect to any period for which an amount payable hereunder has not been paid when due, shall mean an annual interest rate equal to (i) with respect to amounts payable in Dollars hereunder, LIBOR for such period plus 1% and (ii) with respect to amounts payable in Euros hereunder, EURIBOR for such period plus 1%.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Early Termination Date” shall mean the date on which any termination of this Real Estate Sublease occurs that is prior to the end of the scheduled Term.

“Effective Date” shall have the meaning set forth in Section 1.1 hereof.

Real Estate Sublease

“Environmental Law” shall mean any and all applicable Federal, state or local laws, rules, orders, permits, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or common law regulating or imposing liability or standards of conduct concerning human health, natural resources or the environment, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right-to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Hazardous and Solid Waste Amendments of 1984, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Solid Waste Disposal Act of 1965, in each case, with each amendment, supplement or modification thereto and as each shall be amended, supplemented or modified in the future, their state or municipal equivalents, and the Federal, state or municipal regulations promulgated thereunder.

“EURIBOR” shall mean, in respect of any period for which EURIBOR is to be determined, the rate per annum determined by the Banking Federation of the European Union which appears on Telerate Page 248 (or such other pages as may replace Page 248 on that service or such other service as may be nominated by the Banking Federation of the European Union (including the Reuters Screen) as the information vendor for the purposes of displaying Banking Federation of the European Union offered rates for deposits in Euros) at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for with EURIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight-line interpolation of the rates quoted for the term next longer and the term next shorter than such term. If, for any reason, such rate is not available, the term “EURIBOR” shall mean the rate per annum on the Reuters Screen as the offered rate for deposits in Euros at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for which EURIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight line interpolation of the rates quoted for the term next longer and the term next shorter than such term; provided, however, if more than one rate is specified for a term comparable to the interest period contemplated on the Reuters Screen, the applicable rate shall be the arithmetic mean of all such rates. If EURIBOR cannot be determined in accordance with the foregoing provision then EURIBOR shall be the arithmetic mean of quotations provided by each of ABN AMRO, HSBC, BNP Paribas, Deutsche Bank and Société Générale, as each such bank’s interbank offered rate for deposits in Euros to leading banks in the European interbank market at approximately 11:00 a.m. two Business Days prior to the first Business Day of such interest period, provided, that if any of such banks fails to supply any such offered rate by 1:00 p.m. on the required date, EURIBOR for the relevant interest period shall be determined on the basis of the quotations provided by the remaining such banks.

“Euros” shall mean the lawful currency of the European Monetary Union.

Real Estate Sublease

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Real Estate Sublease or pursuant to law.

“Final Rental” shall have the meaning set forth in Section 17.4.

“Fixed Expiration Date” shall have the meaning set forth in Section 1.1 hereof.

“Fixed Rent” shall have the meaning set forth in Section 1.2 hereof.

“Governmental Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasigovernmental authority, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

“Gross-up Amount” shall have the meaning set forth in Section 38.1 hereof.

“Guarantees” shall mean the BNY Guarantee and the NBP Guarantee.

“HVAC” shall mean heat, ventilation and air conditioning.

“Landlord” shall mean 4101 Austin Boulevard Corp., a New York corporation.

“LIBOR” shall mean, in respect of any period for which LIBOR is to be determined, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US dollars at approximately 11:00 a.m. two business Days prior to the first Business Day of such period for a term comparable to the term for which LIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight-line interpolation of the rates quoted for the term next longer and the term next shorter than such term. If, for any reason, such rate is not available, the term “LIBOR” shall mean the rate per annum on Reuters Screen LIBOR01 as the London interbank offered rate for deposits in US dollars at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for which LIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight line interpolation of the rates quoted for the term next longer and the term next shorter than such term; provided, however, if more than one rate is specified for a term comparable to the interest period contemplated on Reuters Screen LIBOR01, the applicable rate shall be the arithmetic mean of all such rates. If LIBOR cannot be determined in accordance with the foregoing provision then LIBOR shall be the arithmetic mean of quotations provided by each of ABN AMRO, HSBC, BNP Paribas, Deutsche Bank and Société Générale, as each such bank’s London interbank offered rate of exchange at 11:00 a.m. two Business Days prior to the first Business Day of such period for the relevant term.

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“NBP” shall mean Natexis Banques Populaire, a French société anonyme having its registered office at 45, rue Saint Dominique, 75007 Paris and registered under number 542 044 524 R.C.S. with the Registre du commerce et des sociétés of Paris.

“NBP Guarantee” shall mean the Guarantee, dated as of the date hereof, executed by NBP, in favor of Landlord and Subtenant pursuant to which NBP Guarantees the payment and performance obligations of Sublandlord as tenant under the Real Estate Lease and as sublandlord under this Real Estate Sublease.

“One Wall Street Building” shall mean all buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, situated on and including the land commonly known by the address One Wall Street, New York, NY.

“101 Barclay Street Building” shall mean all buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, situated on and including the land commonly known by the address of 101 Barclay Street, New York, NY.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

“Premises” shall mean the land more particularly described in Exhibit A together with all improvements thereon including the Building Systems and Buildings commonly known as 101 Barclay Street, New York, NY and One Wall Street, New York, NY.

“Real Estate Lease” shall mean the Real Estate Lease of even date herewith, between Landlord, as landlord and Sublandlord, as tenant, a true and complete copy of which has been provided to Subtenant by Sublandlord.

“Real Estate Sublease” shall mean this Real Estate Sublease together with all exhibits and schedules annexed hereto and made part hereof, as the same may be amended from time to time.

“Real Estate Tax Account Funding Date” has the meaning given to such term in Section 27.1.

“Remaining Period” shall have the meaning given to such term in Section 17.4.

“Rental” shall mean and be deemed to include the Fixed Rent, and all additional rent.

“Rental Payment Date” shall mean the day following the end of each Rental Period on which an installment of Fixed Rent is due.

Real Estate Sublease

“Rental Period” shall mean each calendar quarter during the Term, with the first Rental Period beginning on the date hereof and ending on 31 March, 2006, and continuing with each subsequent calendar quarter during the Term.

“Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments, agencies and bureaus, having the force of law, affecting the Premises or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiting removal of any encroachment, or affecting the maintenance, use or occupation of the Premises or any portion thereof.

“Rules and Regulations” shall mean the rules and regulations annexed hereto and made a part hereof as Schedule 1, and such other and further reasonable rules and regulations as Landlord may from time to time adopt.

“Sublandlord” shall mean FRUCTIBAIL INVEST, a French société civile having its registered office at 115, rue Montmartre, 75002 Paris and registered under number 485 307 904 R.C.S. with the Registre du commerce et des sociétés of Paris.

“Sublandlord Indemnitees” shall mean Sublandlord, the principals comprising Sublandlord and its and their respective partners, members, shareholders, officers, directors, employees, agents and contractors.

“Sublandlord Parties” shall have the meaning set forth in Section 37.2 hereof.

“Sublandlord Termination Event” shall have the meaning set forth in Section 16.1.

“Subtenant” shall have the meaning ascribed thereto in the preamble to this Real Estate Sublease.

“Subtenant Indemnitees” shall mean Subtenant, the principals comprising Subtenant and its and their respective Affiliates, partners, members, shareholders, officers, directors, employees, agents and contractors.

“Subtenant-Paid Costs” shall have the meaning set forth in Section 27.1 hereof.

“Subtenant-Paid Taxes” shall mean all Taxes assessed or charged against the Premises during the Term. Anything contained herein to the contrary notwithstanding, Subtenant-Paid Taxes shall not be deemed to include (w) any taxes on Sublandlord’s income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Sublandlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Subtenant-Paid Taxes.

Real Estate Sublease

“Subtenant’s Property” shall have the meaning set forth in Section 3.1(C) hereof.

“Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Premises including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Premises, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Premises, and (iii) any taxes or assessments levied after the Effective Date in whole or in part for public benefits to the Premises, including, without limitation, any Business Improvement District taxes and assessments and any commercial rent occupancy taxes) without taking into account any discount that Sublandlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Sublandlord or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Sublandlord’s sole asset were the Premises. With respect to any tax year, all reasonable and customary expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such tax year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Sublandlord’s income, (x) franchise taxes, (y) estate or inheritance or (z) any similar taxes imposed on Sublandlord, unless such taxes are levied, assessed imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

“Term” shall mean a term which shall commence on the Effective Date and shall expire on the Expiration Date.

“Transaction Document” shall mean this Real Estate Sublease, the Real Estate Lease, the Waiver Agreements, the Guarantees and any other document designated as a Transaction Document by Sublandlord, Subtenant or their respective Affiliates in connection with the transactions contemplated hereby or in respect of the Premises.

“Transfer” shall mean any direct or indirect assignment, hypothecation or transfer of all or any interest under this Real Estate Sublease.

“Treaty” shall mean the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed August 31, 1994, as amended by any applicable protocol, or any successor treaty.

“Unavoidable Delays” shall have the meaning set forth in Article 25 hereof.

Real Estate Sublease

“Withholding Tax” shall mean any tax imposed by means of withholding or deduction, including any interest or penalties relating to such tax.

WITNESSETH:

WHEREAS, (i) Landlord is the Owner of the Premises, (ii) Landlord has leased the Premises to Sublandlord pursuant to the Real Estate Lease and (iii) Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in this Real Estate Sublease, the rental payments made on the Effective Date and to be made hereunder, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE 1: DEMISE, PREMISES, TERM, RENT

Section 1.1. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises upon all of the terms set forth in this Real Estate Sublease, for the Term to commence on March 3, 2006 (the “Effective Date”) and to expire at 1:00p.m., Eastern Time on March 3, 2031 (the “Fixed Expiration Date”).

Section 1.2. From and after the Effective Date, the fixed rent for the Premises (the “Fixed Rent”) under this Real Estate Sublease shall be the installment amounts shown as due on Schedule 3 hereto for each quarterly period during the Term beginning on the Effective Date, each payable in Euros in arrears on the date set forth on Schedule 3. Schedule 3 shall provide separately for installment amounts for each of the Buildings demised by this Sublease in the event that this Sublease is terminated by its terms with respect to one of the Buildings and not the other. In addition, Subtenant shall pay all Additional Rent when due and owing hereunder.

ARTICLE 2: USE AND OCCUPANCY

The Premises shall be used and occupied for general office purposes and for any other purpose permitted by certificates of occupancy affecting the Premises from time to time as amended.

ARTICLE 3: ALTERATIONS

Real Estate Sublease

Section 3.1. Subtenant shall have the sole right, during the Term, at its own cost, to modify and improve the Premises or make any Alterations thereto, provided that such modification, improvement or alteration complies with all provisions with respect to modifications, improvements and Alterations that are imposed on Sublandlord, in its capacity as tenant, under Article 3 of the Real Estate Lease.

Section 3.2. Upon the request of Subtenant, Sublandlord, at Subtenant’s cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Subtenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Sublandlord join in such application) and shall otherwise cooperate with Subtenant in connection therewith, provided that Sublandlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys’ fees and disbursements, or suffer any liability in connection therewith.

ARTICLE 4: REPAIRS-FLOOR LOAD

Section 4.1. Sublandlord shall use reasonable efforts to cause Landlord to operate, maintain and make or cause to be operated, maintained and made all necessary repairs (both structural and nonstructural) to the Building Systems to keep the same in good condition and repair, normal wear and tear excepted.

Section 4.2. Subtenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by Requirements. Business machines and mechanical equipment shall be placed and maintained by Subtenant at Subtenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Real Estate Sublease, there shall be no allowance to Subtenant for a diminution of rental value and no liability on the part of Sublandlord by reason of inconvenience, annoyance or injury to business arising from Sublandlord, Subtenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Premises.

Section 4.3. Sublandlord shall use reasonable efforts to cause Landlord to use its reasonable efforts to minimize interference with Subtenant’s use and occupancy of the Premises.

Section 4.4. Any waiver by Landlord of any provisions of Article 4 of the Real Estate Lease shall be deemed to be an equivalent waiver by Sublandlord under this Article 4.

ARTICLE 5: CERTAIN SUBLANDLORD RIGHTS

Real Estate Sublease

Section 5.1. Any Building employee to whom any property shall be entrusted by or on behalf of Subtenant shall be deemed to be acting as Subtenant’s agent with respect to such property and neither Sublandlord nor its agents shall be liable for any damage to property of Subtenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Subtenant by theft or otherwise. Neither Sublandlord nor its agents shall be liable for any injury (or death) to persons or damage to property resulting from fire or other casualty, nor shall Sublandlord or its agents be liable for any such injury (or death) to persons or damage caused by other Subtenants or persons in the Buildings or caused by construction of any private, public or quasi-public work; nor shall Sublandlord be liable for any injury (or death) to persons or damage to property or improvements resulting from any latent defect in the Buildings (provided that the foregoing shall not relieve Sublandlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof.)

Section 5.2. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement, Sublandlord shall not be liable for any damage Subtenant may sustain thereby and Subtenant shall not be entitled to any compensation therefor, nor abatement or diminution of any item of the Rental, nor shall the same release Subtenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Subtenant, or injury to or interruption of Subtenant’s business, or otherwise, nor impose any liability upon Sublandlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, then, unless Subtenant is required pursuant to this Real Estate Sublease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements, which resulted in such windows being closed, darkened or bricked-up, Sublandlord shall cause Landlord to perform such repairs, maintenance, alterations or improvements to the extent required by applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

ARTICLE 6: REQUIREMENTS OF LAW

Subtenant and Sublandlord shall comply with all Requirements applicable to the use, ownership and maintenance of the Premises, including, without limitation, those applicable to the Subtenant’s making of any Alterations therein or Sublandlord’s repairs thereto or the result of the making thereof. Neither Subtenant nor Sublandlord shall do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard “all-risk” insurance policy; nor shall Subtenant or Sublandlord do anything in the Premises, or permit anything to be done in or upon the Premises, or bring

Real Estate Sublease

or keep anything therein, except as now or hereafter permitted by the New York City Fire Department or other authority having jurisdiction.

ARTICLE 7: ENCUMBRANCES

Section 7.1. Sublandlord shall not mortgage, pledge, encumber or hypothecate its interest in the Premises during the Term. Any mechanics lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Sublandlord shall be discharged or bonded over by Sublandlord no later than [thirty (30)] days after Sublandlord shall have received notice thereof. Any lien filed against the Premises for non-payment of Taxes (other than Subtenant-Paid Taxes) shall be discharged by Sublandlord no later than thirty (30) days after Sublandlord shall have received notice thereof. Subject to the last sentence of this paragraph, any mechanics lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Subtenant shall be discharged by Subtenant no later than thirty (30) days after Subtenant shall have received notice thereof. Subject to the last sentence of this paragraph, any lien filed against the Premises as a result of non-payment of Subtenant-Paid Taxes, that has not been contested shall be discharged by Subtenant no later than thirty (30) days after Subtenant shall have received notice thereof. Notwithstanding the foregoing, Subtenant shall have the right to contest any mechanics or tax lien so long as it reasonably believes in good faith that such contest will be successful and there is no material risk of loss of Sublandlord’s interest in the Premises as a result of such contest.

Section 7.2. Subtenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Premises, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Subtenant agrees that this Real Estate Sublease shall be subject and subordinate to the Real Estate Lease, any declaration of restrictions or any other document of similar nature and purpose now affecting the Premises. In confirmation of such subordination and waiver, Subtenant shall execute and deliver promptly any certificate or instrument that Sublandlord reasonably may request in a form consented to by Subtenant (such consent not to be unreasonably withheld).

Real Estate Sublease

ARTICLE 8: RULES AND REGULATIONS

Sublandlord and Subtenant and their respective contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Sublandlord shall not have any right to impose any additional Rule or Regulation except for any such additional Rules or Regulations adopted by Landlord subsequent to the date hereof. Nothing contained in this Real Estate Sublease shall be construed to impose upon Sublandlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant or subtenant, and Sublandlord shall not be liable to Subtenant for violation of the same by any other tenant or subtenant, its employees, agents, visitors or licensees. If any conflict or inconsistency exists between the Rules and Regulations and the provisions of this Real Estate Sublease, then the provisions of this Real Estate Sublease shall control.

ARTICLE 9: INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 9.1. [RESERVED]

Section 9.2. Sublandlord shall use reasonable efforts to cause the Landlord to obtain and keep in full force and effect during the Term the insurance coverages required to be maintained by Landlord under Section 9.2 of the Real Estate Lease. Subtenant shall obtain and keep in full force and effect during the Term the casualty coverage for Subtenant’s Property and Alterations required by Section 9.1(i) of the Real Estate Lease and the liability coverage required by Section 9.1 (ii) of the Real Estate Lease. Sublandlord, Subtenant, Landlord and any other parties required to be named as insured parties on the liability policy shall be named as insureds as their interests may appear. Notwithstanding the foregoing, Sublandlord shall not be liable to Subtenant for any failure to insure, replace or restore any Subtenant’s Property or Alterations. If requested by Landlord, Subtenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building or such Alterations. Landlord shall be loss payee under the insurance policies required by this Section 9.2.

Section 9.3. [RESERVED]

Section 9.4. Subtenant acknowledges that Sublandlord shall not be required to carry insurance on, and shall not be responsible for damage to, Subtenant’s Property.

Section 9.5. Subtenant shall not be required to obtain any property insurance that covers the property that is covered by the policies required to be maintained by Landlord or Sublandlord pursuant to Article 9 of the Real Estate Lease.

Real Estate Sublease

Section 9.6. Subtenant acknowledges that Landlord under the Real Estate Lease shall have the right from time to time to obtain insurance coverage for the Premises which differs from the insurance coverage required by this Article 9.

ARTICLE 10: DESTRUCTION BY FIRE OR OTHER CAUSE

Section 10.1. If either of the Buildings shall be damaged by fire or other casualty, the damage shall be repaired or other actions shall be taken in accordance with applicable provisions of the Real Estate Lease. If, pursuant to such provisions, the Real Estate Lease is terminated with respect to the Premises, this Real Estate Sublease shall terminate contemporaneously with respect to the Premises.

Section 10.2. This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or a Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

ARTICLE 11: EMINENT DOMAIN

Section 11.1. If the whole of either of the Buildings shall be acquired or condemned for any public or quasi-public use or purpose, this Real Estate Sublease and the Term shall end with respect to the Premises as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of either or both of the Buildings shall be so acquired or condemned, then this Real Estate Sublease shall remain in effect without modification unless the Real Estate Lease is terminated as provided in Section 11.1 thereof, in which event this Real Estate Sublease shall terminate contemporaneously with such termination.

Section 11.2. In the event of any acquisition or condemnation of all or any part of the Premises that does not result in a termination of this Real Estate Sublease, the condemnation award shall be paid to the Landlord as provided in the Real Estate Lease. Subtenant shall have no claim against Sublandlord, Landlord, the condemning authority or any third party in respect of any such condemnation. Following any such acquisition or condemnation and prior to any termination of this Real Estate Sublease, Subtenant shall continue to pay in full all items of Rental payable by Subtenant hereunder without reduction or abatement.

Section 11.3. If less than the whole of either or both of the Buildings is permanently acquired or condemned or if the whole or any part of either of the Buildings shall be condemned temporarily during the Term for any public or quasi-public use or purpose,

Real Estate Sublease

the Term shall not be reduced or affected in any way and Subtenant shall continue to pay in full all items of Rental payable by Subtenant hereunder without reduction or abatement, and any such award shall be payable to the Landlord or Sublandlord (as tenant) as provided in the Real Estate Lease.

ARTICLE 12: ASSIGNMENT AND SUBLETTING

Section 12.1. Each of Sublandlord and Subtenant may Transfer its interest in this Real Estate Sublease to an Affiliate (except that Subtenant may not Transfer its interest to Landlord under the Real Estate Lease) or to a surviving entity following a merger following (i) not less than thirty (30) days’ notice to the other of the Transfer and the transferee, (ii) if Sublandlord is the transferring party, confirmation that the NBP Guarantee shall continue in full force and effect with respect to the obligations of such transferee as if it were Sublandlord, and (iii) if Subtenant is the transferring party, confirmation that the transferee is 100% owned directly or indirectly by Subtenant and that the BNY Guarantee shall continue in full force and effect with respect to the obligations of such transferee as if it were Subtenant and shall continue in full force and effect with respect to the obligations of Landlord under the Real Estate Lease. Notwithstanding the foregoing, a merger, consolidation or similar transaction shall not be deemed a “Transfer” for purposes of this Section 12.1, so long as the surviving or successor entity assumes all obligations of the “transferor” under this Agreement and clauses (ii) and (iii), as applicable, remain satisfied and Landlord remains the owner of the Buildings; provided, that if the merger, consolidation or similar transaction involves the Subtenant and either clause (iii) is not met or Landlord is no longer the owner of both Buildings, then such a transaction may proceed but shall be deemed to be a Sublandlord Termination Event. Sublandlord agrees that neither subleases of the Premises nor assignments by Subtenant of its interests in the Assigned Leases shall not be construed as assignments of the Subtenant’s interest in this Real Estate Sublease for the purposes of this provision. Sublandlord agrees that the transfers of beneficial ownership interests in Subtenant shall not be construed as assignments of the Subtenant’s interest in this Real Estate Sublease for the purpose of this provision. Subtenant agrees that the transfers of beneficial ownership interests in Sublandlord shall not be construed as assignments of Sublandlord’s interest in this Real Estate Sublease for purposes of this provision so long as the NBP Guarantee remains in full force and effect. Any purported assignment in violation of this Section 12.1 shall be null and void.

Section 12.2. Subtenant shall have the unrestricted right to sub-sublease the Premises or portions thereof after the Effective Date, for terms that expire at least one (1) day prior to the Expiration Date, to one or more sub-subtenants meeting Subtenant’s subleasing criteria as from time to time in effect; provided, however, that no such sub-sublease shall relieve Subtenant of any obligations hereunder. Subtenant shall have the right to assign the Assigned Leases without restriction so long as the Guarantee remains in full force and effect. Attached as Exhibit D is a copy of Subtenant’s current subleasing criteria as in

Real Estate Sublease

effect on the date hereof. Sublandlord may request from Subtenant, on a semiannual basis, a list of subtenants and a copy of Subtenant’s then-current subleasing criteria. No Transfer permitted under this Article 12 shall have any effect on the Assigned Leases or any other existing sub-subleases between Subtenant and third parties which shall remain in full force and effect.

ARTICLE 13: ELECTRICITY

Section 13.1. Sublandlord shall cause Landlord to contract for the provision of electricity to the Premises and to pay, or cause Landlord to pay, the costs thereof directly to the public utility company providing such service.

ARTICLE 14: ACCESS TO PREMISES

Section 14.1. Subtenant shall permit Landlord and Sublandlord and their respective agents, representatives, contractors and employees and public utilities servicing the Premises to enter the Premises on Business Days during business hours upon reasonable notice to Subtenant for the purpose of (i) inspecting the same, (ii) complying with any Requirements, and (iii) making any necessary repairs thereto. Notwithstanding anything to the contrary contained in this Section 14.1, provided that Landlord or Sublandlord gives Subtenant as much notice as is practicable under the circumstances, Landlord or Sublandlord and their respective agents, representatives, contractors and employees and public utilities servicing the Premises shall have the right to enter the Premises at any time in the event of an emergency to make any necessary repairs.

Section 14.2. During the twelve (12) month period prior to the Expiration Date, Sublandlord may exhibit the Premises to prospective subtenants thereof.

ARTICLE 15: CERTIFICATE OF OCCUPANCY

Neither Sublandlord nor Subtenant shall, at any time, use or occupy the Premises in violation of the certificates of occupancy at such time issued for the Premises or for the Buildings and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Subtenant or Sublandlord, as the case may be, upon written notice from any Governmental Authority, shall immediately discontinue such use of the Premises.

Real Estate Sublease

ARTICLE 16: TERMINATION EVENTS

Section 16.1. Each of the following events shall be a “Sublandlord Termination Event”.

(A) If Subtenant shall breach any representation or warranty given hereunder in any material respect or shall default in fulfilling any of the material covenants of this Real Estate Sublease or any Transaction Document in any material respect and such default shall continue for thirty (30) days, in the case of a material breach of a representation or warranty, or sixty (60) days, in the case of a breach of a material covenant, in each case after notice of such default is given to Subtenant; provided that if such default shall be of such a nature that the same cannot with due diligence be cured or remedied within said 30 or 60 day period, as the case may be, and if Subtenant shall have diligently commenced curing such default within such 30 or 60 day period, and shall thereafter with due diligence and in good faith proceed to remedy or cure such default, Subtenant shall have up to an additional sixty (60) days to cure such default (other than the covenants for the payment of material items of Rental which are covered in (B) below);

(B) If Subtenant shall default in the payment when due of any installment of any item of Rental and such default shall continue for ten (10) Business Days after notice of such default is given to Subtenant by Sublandlord.

ARTICLE 17: TERMINATION

Section 17.1. If a Sublandlord Termination Event exists, Sublandlord may serve a written five (5) days’ notice of cancellation of this Real Estate Sublease upon Subtenant, and upon the expiration of said five (5) days, this Real Estate Sublease and the Term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the Fixed Expiration Date and, Subtenant shall then quit and surrender the Premises to Sublandlord.

Section 17.2. Upon termination of this Real Estate Sublease, Subtenant shall quit and peacefully surrender the Premises to Sublandlord, and Sublandlord and its agents may immediately re-enter the Premises, or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises, dispossess Subtenant and any other persons from the Premises and remove or store any and all of their property and effects from the Premises at the Subtenant’s expense. The obligation to pay or reimburse any storage or removal costs shall survive the expiration of this Real Estate Sublease.

Section 17.3. Upon the termination of this Real Estate Sublease (which each party hereto acknowledges and agrees shall occur upon the termination of the Real Estate Lease), neither party hereto shall have any further obligation to the other party under this Real Estate Sublease except as to (a) claims for indemnification as provided in the

Real Estate Sublease

Transaction Documents for matters relating to periods prior to the termination of this Real Estate Sublease, and (b) Sublandlord’s claims for the recovery of Rentals under this Real Estate Sublease not timely paid when due, plus late interest on the same that shall accrue at the Default Rate, which claims are expressly stated herein to survive the termination of this Real Estate Sublease.

Section 17.4. If the termination of this Real Estate Sublease occurs at any time other than the last day of a Rental Period during the Term, the amount of Fixed Rent due during the Rental Period in which the termination occurs shall be adjusted based on the formula set forth below:

In case of termination during a Rental Period, on the Early Termination Date, the Subtenant will pay to the Sublandlord the amount (the “Final Rental”) which shall be equal to the Fixed Rent minus the Adjustment Factor calculated as follows:

With :

v :	3.86%

w :	0.58698%

x :	€ 435,800,000

y :	€2,832,354

z :	1.00818255

“Remaining Period”:	A period from and including the Early Termination Date to and excluding the Rental Payment Date immediately following the Early Termination Date

n :	The number of days included in the Remaining Period

Real Estate Sublease

p :	The number of Fixed Rent payments effectively paid from the Effective Date to the Early Termination Date

q:	is a number from 1 to p

Ri :	The 3-month Euribor quoted on Telerate Page 248 two business days before the Rental Payment Date immediately preceding the Early Termination Date

Rf :	The rate determined as follows :

(i) if Euribor for the Remaining Period is quoted on Telerate Page 248, the rate so quoted minus 1/8 percent per annum; and

(ii) if no Euribor rate for Remaining Period is quoted on Telerate Page 248, the rate found by interpolating (on a linear basis) between the Euribor rates quoted on Telerate page 248 for the periods (both longer and shorter) which correspond most closely to the Remaining Period minus 1/8 percent per annum

ARTICLE 18: FEES AND EXPENSES

If Sublandlord or Subtenant shall be in default beyond any applicable grace periods under this Real Estate Sublease, Sublandlord or Subtenant, as the case may be, may make or cause to be made, any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, shall be deemed to be additional rent hereunder and shall be paid by Subtenant to Sublandlord or Sublandlord to Subtenant, as the case may be, no later than twenty (20) days following the rendition of any bill or statement to Subtenant or Sublandlord, as the case may be, therefor and if the term of this Real Estate Sublease shall have expired at the time of the making of such expenditures or the incurring of such obligations, such sums shall be recoverable by Sublandlord or Subtenant, as the case may be, as damages. Amounts payable by Sublandlord or Subtenant pursuant to this Article 18, as well as amounts payable by Subtenant to Sublandlord under Article 27 shall bear interest at the Default Rate if not paid when due, from and including the due date to but excluding the date paid

Real Estate Sublease

by Subtenant to Sublandlord or Sublandlord to Subtenant, as the case may be. This Article 18 shall survive any termination of this Real Estate Sublease.

ARTICLE 19: NO REPRESENTATIONS BY SUBLANDLORD

Sublandlord and Sublandlord’s agents and representatives have made no representations or promises with respect to the Premises except as expressly set forth herein. Subtenant acknowledges that it is fully familiar with the condition of the Premises, and agrees to take the same in the condition “as is” as of the date hereof, and Sublandlord shall have no obligation to alter, improve, decorate, repair or prepare any portion of the Premises for Subtenant’s occupancy.

Real Estate Sublease

ARTICLE 20: END OF TERM

Upon the expiration or other termination of this Real Estate Sublease, Subtenant shall quit and surrender to Sublandlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Subtenant is not responsible under the terms of this Real Estate Sublease excepted. If the last day of the Term falls on a day other than a Business Day, this Real Estate Sublease shall expire on the Business Day immediately preceding.

ARTICLE 21: QUIET ENJOYMENT

Until such time as this Real Estate Sublease is terminated, Subtenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Real Estate Sublease and the Real Estate Lease.

ARTICLE 22: ASSIGNED LEASES

The Premises demised to Subtenant under this Real Estate Sublease are leased subject to the Assigned Leases and the rights of the tenants thereunder. Sublandlord hereby assigns to Subtenant all of Sublandlord’s interest in the Assigned Leases, including all of Sublandlord’s rights to receive rent and other payments thereunder during the Term, and Subtenant agrees to perform all of Sublandlord’s obligations under the Assigned Leases during the Term.

ARTICLE 23: NO WAIVER

Section 23.1. The failure of Sublandlord or Subtenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Real Estate Sublease, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a Sublandlord Termination Event or a violation of the provisions of this Real Estate Sublease, as applicable, from having all of the force and effect of an original Sublandlord Termination Event or violation of the provisions of this Real Estate Sublease, as applicable. The receipt by Sublandlord or payment by Subtenant of any item of Rental with knowledge of the breach of any covenant of this Real Estate Sublease shall not be deemed a waiver of such breach. No provision of this Real Estate Sublease shall be deemed to have been waived by Sublandlord or Subtenant, unless such waiver is in writing signed by Sublandlord or Subtenant, as the case may be. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the item of Rental herein stipulated shall be deemed to be other than on account of the item of Rental, or as Sublandlord may elect to apply same, nor shall any endorsement or statement on any

Real Estate Sublease

check or any letter accompanying any check or payment as an item of Rental be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord’s right to recover the balance of such item of Rental or to pursue any other remedy provided in this Real Estate Sublease.

ARTICLE 24: WAIVER OF TRIAL BY JURY

The respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Real Estate Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Sublandlord commences any summary proceeding against Subtenant, Subtenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Subtenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Subtenant.

ARTICLE 25: INABILITY TO PERFORM

Section 25.1. This Real Estate Sublease and the obligation of Subtenant to pay the Rental hereunder and perform or cause to be performed, all of the other covenants and agreements hereunder on the part of Subtenant to be performed or cause to be performed, shall in no way be affected, impaired or excused because Sublandlord is unable to fulfill any of its obligations under this Real Estate Sublease expressly or impliedly to be performed by Sublandlord or because Sublandlord is unable to make, or cause to be made, or is delayed in making or causing to be made, any repairs, additions, alterations, improvements or is unable to supply, or cause to be supplied, or is delayed in supplying, or causing to be supplied, any equipment or fixtures, if Sublandlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Sublandlord’s control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the HVAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”). Notwithstanding the foregoing, if during any time period Sublandlord is unable to fulfill, or cause to be fulfilled, any of its obligations under this Real Estate Sublease as aforesaid, Subtenant shall, by reason thereof, be unable to perform, or shall be prevented from performing, any covenant or agreement on its part

Real Estate Sublease

to be performed, such nonperformance shall not be deemed a default by Subtenant or a Sublandlord Termination Event under this Real Estate Sublease.

Section 25.2. This Real Estate Sublease and the obligation of Sublandlord to perform or cause to be performed, all of the covenants and agreements hereunder on the part of Sublandlord to be performed or caused to be performed shall in no way be affected, impaired or excused because Subtenant is unable to fulfill or cause to be fulfilled any of its obligations under this Real Estate Sublease expressly or impliedly to be performed by Subtenant because Subtenant is prevented or delayed from doing so by reason of Unavoidable Delays. Notwithstanding the foregoing, if during any time period Subtenant is unable to fulfill or cause to be fulfilled any of its obligations under this Real Estate Sublease as aforesaid and Sublandlord shall, by reason thereof, be unable to perform or cause to be performed, or shall be prevented from performing or causing to be performed, any covenant or agreement on its part to be performed or caused to be performed, such nonperformance shall not be deemed a default by Sublandlord under this Real Estate Sublease.

ARTICLE 26: BILLS AND NOTICES

Any bills (other than tax bills), statements, consents, notices, demands, requests or other communications given or required to be given under this Real Estate Sublease shall be in writing and shall be (1) mailed by certified mail, postage prepaid, return receipt requested, or (2) sent by internationally recognized overnight air courier service, or (3) sent by telecopy (provided an identical notice is also sent simultaneously by mail or overnight courier). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

if to Subtenant, to each of:

The Bank of New York

One Wall Street – 32nd Floor

New York, NY 10286

Facsimile: (212) 635-6350

Attention: Corporate Treasury and Tax

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Facsimile: (212) 259-6333

Attention: Managing Partner

Real Estate Sublease

if to Sublandlord:

Fructibail Invest

115, rue Montmartre

75002 Paris

Facsimile: 011-33 1 58 19 29 15

Attention: Imed Ben Romdhane

with a copy to:

Natexis Banques Populaires

45, rue Saint Dominique

75007 Paris

Facsimile: 011-33 1 58 19 33 80

Attention: Negar Madjlessi

with a copy to:

Allen & Overy LLP

Edouard VII

26, boulevard des Capucines

75009 Paris France

Facsimile: 011-33-(0)1-4006-5454

Attention: Patrice Couterier

and

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Facsimile: (212) 610-6399

Attention: Kevin O’Shea

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. With respect to each party, notices shall be deemed given upon receipt by each of the parties designated by such party above (other than its outside legal counsel), with failure to accept delivery constituting delivery for this purpose. Any notices received after 5:00 p.m.

Eastern Standard Time on a Business Day shall be deemed delivered on the following Business Day. Any party hereto may change the addresses for notices set forth above by

Real Estate Sublease

giving at least ten (10) days’ prior notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

ARTICLE 27: OPERATING EXPENSES AND TAXES

Section 27.1. All costs of operating the Premises (“Subtenant-Paid Costs”) as and when such costs are due and payable, shall be paid, or caused to be paid, by Sublandlord. Sublandlord shall provide Subtenant with invoices for such Subtenant-Paid Costs, and Subtenant shall reimburse Sublandlord for all such Subtenant-Paid Costs within ten (10) days after Subtenant has been invoiced. All Taxes assessed or charged against the Premises (as well as any related interest or penalties), except for Subtenant-Paid Taxes which shall be paid by Subtenant by its deposit of the Subtenant-Paid Taxes into the Real Estate Tax Account (as defined in the Real Estate Lease) by the tenth day prior to the date on which such Subtenant-Paid Taxes are due (the “Real Estate Tax Account Funding Date”), shall be paid, or caused to be paid, by Sublandlord. Amounts payable by Sublandlord or Subtenant pursuant to this Article 27, as well as amounts payable by Sublandlord to Subtenant under Article 18, shall bear interest at the Default Rate if not paid when due, from and including the due date to but excluding the date paid by Subtenant to Sublandlord or Sublandlord to Subtenant, as the case may be. For the avoidance of doubt, Subtenant shall not be required to reimburse Sublandlord for any interest or penalties related to Subtenant-Paid Taxes so long as Subtenant’s payment was deposited into the Real Estate Tax Account by the Real Estate Tax Account Funding Date. Sublandlord and Subtenant each acknowledges that Landlord shall have the exclusive right to contest Taxes and that any refund resulting from any such contest may be paid directly to either Landlord or Subtenant and shall in no event be paid to Sublandlord. Sublandlord will take such actions and execute such documentation as may be reasonably requested from time to time by Subtenant to cause the applicable Governmental Authority to pay any such refunds directly to Subtenant.

Section 27.2. Should Sublandlord fail to pay, or fail to cause Landlord to pay, any amount that such parties are obligated to pay pursuant to Section 27.1, then Subtenant, as its sole remedy under this Real Estate Sublease, shall have the right to deduct from the next installment(s) of Rental coming due under this Real Estate Sublease all such amounts that Subtenant has paid or cause to be paid (as well as any related interest or penalties), together with interest thereon in accordance with Article 18, until all such amounts shall have been recovered in their entirety. Subtenant shall provide to Sublandlord a written accounting of all amounts paid with each quarterly installment of Rental hereunder.

ARTICLE 28: SERVICES

Real Estate Sublease

Section 28.1. [Reserved].

Section 28.2. Sublandlord shall provide, or cause Landlord to provide, to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes.

Section 28.3. Subtenant acknowledges that Landlord has reserved the right to stop service of certain building systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements as Landlord may deem desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Sublandlord shall have no responsibility or liability for interruption, curtailment or failure to supply such building systems when prevented by Unavoidable Delays, or by law, or due to the exercise of its right to stop service as provided in Article 28 of the Real Estate Lease. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Subtenant to any compensation or to any abatement or diminution of the Rental, or relieve Subtenant from any of its obligations under this Real Estate Sublease, or impose any liability upon Sublandlord or its agents by reason of inconvenience or annoyance to Subtenant, or injury to or interruption of Subtenant’s business, or otherwise. If requested by Subtenant, Sublandlord shall cooperate with Subtenant to cause Landlord to schedule the performance of such repairs, alterations, replacements or improvements at such times so as to minimize the interference with the conduct of Subtenant’s business.

Section 28.4. Subtenant agrees that Landlord may maintain and operate, or cause to be maintained and operated, security systems and closed circuit television cameras at various locations in or about the Buildings, if any. Landlord, at its sole cost and expense, shall have the right (but not the obligation) to continue to operate such security systems.

Section 28.5. Subtenant agrees that Landlord may maintain and operate or cause to be maintained or operated a photo identification system for the Buildings.

Section 28.6. Sublandlord shall cause Landlord to provide or cause to be provided janitorial services to the Premises in accordance with the cleaning specifications set forth in Schedule 5.

ARTICLE 29: SIDEWALK VAULT SPACE

Notwithstanding anything contained in this Real Estate Sublease or indicated on any sketch, blueprint or plan, any under sidewalk vaults, vault space or other space outside the boundaries of the Premises are not included in the Premises. Sublandlord makes no representation as to the location of the boundaries of the Premises. All under sidewalk vaults and vault space and all other space outside the boundaries of the Premises which Subtenant may be permitted to use or occupy are to be used or occupied under a

Real Estate Sublease

revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Subtenant to any abatement or diminution of the Rental, or relieve Subtenant from any of its obligations under this Real Estate Sublease, or impose any liability upon Sublandlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Subtenant shall be paid, or caused to be paid, by Landlord.

ARTICLE 30: CAPTIONS; PARTIES BOUND

Section 30.1. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Real Estate Sublease nor the intent of any provision thereof.

Section 30.2. The covenants, conditions and agreements contained in this Real Estate Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective legal representatives, successors, and, to the extent permitted under this Real Estate Sublease, their assigns.

ARTICLE 31: GUARANTY

Contemporaneously with the execution and delivery of this Real Estate Sublease by Sublandlord and Subtenant, Sublandlord shall cause NBP to execute and deliver the NBP Guarantee to Subtenant and Landlord, and Subtenant shall cause BNY to execute and deliver the BNY Guarantee to Sublandlord.

ARTICLE 32: CONSENTS AND PAYMENTS

Section 32.1. Sublandlord grants to Subtenant the right to act on Sublandlord’s behalf whenever the consent or waiver of Landlord is required under the Real Estate Lease and to deal directly with Landlord in respect of such consents. Any consent or waiver given by Landlord to Subtenant shall be deemed to be concurrent consent or waiver by Sublandlord.

Section 32.2. [RESERVED]

Section 32.3. Subtenant acknowledges and agrees that Sublandlord shall not be responsible for providing any services to Subtenant or for the performance of any obligations to be performed by Landlord under the Real Estate Lease, and Subtenant

Real Estate Sublease

agrees to look to Landlord for the performance of such obligations, provided that Sublandlord has performed all obligations of Sublandlord as tenant under the Real Estate Lease (except for those obligations that have been delegated to Subtenant hereunder). Sublandlord shall not be liable to Subtenant for any failure by Landlord to perform such obligations under the Lease, nor shall failure by Landlord to perform its obligations under the Real Estate Lease excuse performance by Subtenant of its obligations hereunder. Subtenant agrees not to commit or permit any act or omission on the Premises which violates any term or condition of the Real Estate Lease or this Real Estate Sublease.

Section 32.4. At Subtenant’s expense, during the Term, Sublandlord, at the request of Subtenant, shall use commercially reasonable efforts to enforce the terms of the Real Estate Lease with respect to Landlord’s obligations under the Real Estate Lease as they relate to the Premises (but Sublandlord shall not have an obligation to incur any expense or initiate any legal action against Landlord to enforce such provisions, unless Subtenant first advances to Sublandlord amounts sufficient to fund such expense or legal action as reasonably determined by Sublandlord). Nothing herein shall be considered as an undertaking by Sublandlord to Subtenant to afford Subtenant the benefit of such provisions on the same terms as are contained in the Real Estate Lease, Sublandlord’s sole obligation with respect to Landlord’s obligations in the Real Estate Lease being to use commercially reasonable efforts, at the request of Subtenant, to enforce such obligations on Subtenant’s behalf, to the extent set forth in the immediately preceding sentence. To the extent the provisions of this Real Estate Sublease are inconsistent with or different from the provisions of the Real Estate Lease, the provisions of this Real Estate Sublease shall control as between the parties hereto.

ARTICLE 33: BROKER

Each of Subtenant and Sublandlord represents and warrants to the other that it has not dealt with any broker, finder, or like agent in connection with this Real Estate Sublease. Subtenant does hereby indemnify and hold Sublandlord harmless of and from all loss, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim or liability to any broker, finder or like agent (other than Broker) who shall claim to have dealt with Subtenant in connection herewith. Sublandlord does hereby indemnify and hold Subtenant harmless of and from all loss, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim or liability to any broker, finder or like agent who shall claim to have dealt with Sublandlord in connection herewith. The provisions of this Article 33 shall survive the expiration or termination of this Real Estate Sublease.

ARTICLE 34: INDEMNITY

Real Estate Sublease

Section 34.1. (A) Subtenant shall not do or permit any act thing to be done upon the Premises which may subject the Sublandlord Indemnitees to any liability or responsibility for injury, damage to Persons or property, or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect the Sublandlord Indemnitees against any such liability. Subtenant shall indemnify and save the Sublandlord Indemnitees, harmless from and against (a) all claims of whatever nature against the Sublandlord Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors, in or about the Premises, (b) all claims against the Sublandlord Indemnitees arising from any accident, injury or damage whatsoever caused to any Person or to the property of any Person and occurring during the Term in or about the Premises, (c) all claims against the Sublandlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant’s contractors, licensees, agents, servants, employees, invitees or visitors, (d) any breach, violation or non-performance of any covenant, condition or agreement which relates to the use and control of the Premises in this Real Estate Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed or performed and (e) all claims against or costs incurred by the Sublandlord Indemnitees arising out of a contest by Subtenant pursuant to Section 7.1. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof (“Claims”).

(B) Sublandlord shall indemnify and save Subtenant’s Indemnitees harmless from and against all Claims arising from any breach, violation or non-performance of any covenant, condition or agreement in this Real Estate Sublease on the part of Sublandlord to be fulfilled, kept, observed or performed.

Section 34.2. If any Claim is made or brought against either party, which Claim the other party shall be obligated to indemnify such first party against pursuant to the terms of this Real Estate Sublease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such Claim in the indemnified party’s name, if necessary. The provisions of this Article 34 shall survive the expiration or earlier termination of this Real Estate Sublease.

ARTICLE 35: ADJACENT EXCAVATION-SHORING

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Subtenant, upon reasonable advance notice, shall afford to the Person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said Person shall deem necessary to preserve the wall or

Real Estate Sublease

the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Sublandlord, or diminution or abatement of Rental.

ARTICLE 36: REPRESENTATIONS AND WARRANTIES

Section 36.1. The execution and delivery of this Real Estate Sublease by Subtenant has been duly authorized by all necessary corporate action. This Real Estate Sublease does not conflict with the Subtenant’s governing documents or with any order of any court having jurisdiction over Subtenant or its property nor with any contract to which Subtenant is a party or by which its property is bound or affected. No consent by any third party is necessary for Subtenant to execute and deliver this Real Estate Sublease. In addition, Subtenant represents that the leases set forth in Schedule 2 hereof constitute all leases for the Buildings with third parties unrelated to Subtenant. Subtenant has received and reviewed a copy of the Real Estate Lease and understand the terms and provisions thereof.

Section 36.2. The execution and delivery of this Real Estate Sublease by Sublandlord has been duly authorized by all necessary corporate or other constitutional action. This Real Estate Sublease does not conflict with the Sublandlord’s governing documents nor with any order of any court having jurisdiction over Sublandlord or its property nor with any contract to which Sublandlord is a party or by which its property is bound or affected. No consent by any third party is necessary for Subtenant to execute and deliver this Real Estate Sublease.

Section 36.3. Neither Sublandlord, Subtenant nor their Affiliates shall directly or indirectly contest the validity of this Real Estate Sublease.

ARTICLE 37: MISCELLANEOUS

Section 37.1. This Real Estate Sublease is offered for signature by Subtenant and it is understood that this Real Estate Sublease shall not be binding upon Sublandlord or Subtenant unless and until Sublandlord and Subtenant shall have executed and unconditionally delivered a fully executed copy of this Real Estate Sublease to each other.

Section 37.2. The partners, shareholders, directors, officers and principals, direct and indirect, of Sublandlord (collectively, the “Sublandlord Parties”) shall not be liable for the performance of Sublandlord’s obligations under this Real Estate Sublease. Subtenant shall look solely to Sublandlord and its interest in the Premises in enforcing Sublandlord’s obligations hereunder and shall not seek any damages (including consequential and

Real Estate Sublease

punitive damages) against any of the Sublandlord Parties except as provided above in this Section 37.2 and except as provided in the NBP Guarantee.

Section 37.3. Notwithstanding anything contained in this Real Estate Sublease to the contrary, all amounts payable by Subtenant to or on behalf of Sublandlord under this Real Estate Sublease, whether or not expressly denominated as the Fixed Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 37.4. Subtenant’s liability for all items of Rental that arose during the Term shall survive the Expiration Date.

Section 37.5. Subtenant shall not install any signs on the exterior or in the interior of the Premises without the prior approval of Landlord which approval may be given or withheld in the Landlord’s discretion.

Section 37.6. Neither this Real Estate Sublease nor any memorandum hereof shall be recorded.

Section 37.7. This Real Estate Sublease and the Transaction Documents contain the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Real Estate Sublease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

Section 37.8. This Real Estate Sublease shall be governed by and construed in accordance with the law of the State of New York including, without limitation, the laws applicable to commercial leases in New York. Each of Sublandlord and Subtenant hereby: (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Sublandlord against Subtenant concerning any matters arising out of or in any way relating to this Real Estate Sublease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of Sublandlord and Subtenant further agrees that any action or proceeding by Subtenant against Sublandlord, or Sublandlord against Subtenant, as the case may be, in respect to any matters arising out of or in any way relating to this Real Estate Sublease shall be brought only in the State of New York, County of New York. The address for service of process on Subtenant in the State of New York shall be One Wall Street – 10th Floor, New York, NY 10286, Attention: General Counsel. Sublandlord hereby appoints CT Corporation System, A WoltersKluwer Company,

Real Estate Sublease

having an office at 111 Eighth Avenue, 13th Floor, New York, NY 10011 as Sublandlord’s agent who shall be authorized to accept service of process on Sublandlord’s behalf.

Each of Sublandlord and Subtenant shall have the right to appoint a successor agent upon notice to Sublandlord or Subtenant, as the case may be, but, at all times during the Term, each of Sublandlord and Subtenant shall have a duly authorized agent for service of process in New York State.

Section 37.9. (A) All of the Schedules and Exhibits attached hereto are incorporated and made a part of this Real Estate Sublease. Wherever appropriate in this Real Estate Sublease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Real Estate Sublease.

(B) If any term, covenant, condition or provision of this Real Estate Sublease, or the application thereof to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Real Estate Sublease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(C) All references in this Real Estate Sublease to the consent or approval Sublandlord shall be deemed to mean the written consent or approval of Sublandlord and no consent or approval of Sublandlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Sublandlord.

Section 37.10. Except for payments of Fixed Rent and as otherwise specifically provided herein, all payments under this Real Estate Sublease shall be made in Dollars. Amounts payable by one party to the other party under this Real Estate Sublease shall be paid by wire transfers in immediately available funds in accordance with wire transfer instructions appended hereto as Schedule 6, as such instructions from time to time may be changed by a party upon notice to the other party.

Section 37.11. Subtenant agrees to join in the execution of all applications, filings and certificates relating to the Premises or portions thereof which Landlord from time to time during the Term reasonably may request; provided, however, that Subtenant shall not be required to incur any obligations or assume any liabilities with respect to the same.

Section 37.12. The liability of the parties under this Real Estate Sublease shall be limited to direct damages, and neither party shall have any liability for consequential, special or other damages suffered by the other party or by any party claiming through the other party.

Real Estate Sublease

Section 37.13. Except to the extent that Subtenant shall be unable to peaceably and quietly enjoy the Premises solely by reason of the default by Sublandlord of Sublandlord’s obligations under Article 21 (subject to the provisions thereof, the parties hereto acknowledge and agree that any act or failure to act by Landlord which may result in a breach by Sublandlord of its obligations under Article 21 shall not be deemed to be a default by Sublandlord), this Real Estate Sublease shall not terminate, nor shall Subtenant be entitled to any abatement, suspension, deferment, reduction, setoff (except to the extent expressly provided in Article 27), counterclaim, or defense with respect to the Rental, by reason of: (1) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Premises or any part thereof, or the failure of the Premises to comply with any legal requirements, including any inability to occupy or use any such Premises by reason of such non-compliance; (2) any damage to, removal, abandonment, salvage, loss, contamination of or release from, scrapping or destruction of or any requisition or taking of any portion of the Premises or any part thereof; (3) any restriction, prevention or curtailment of or interference with the construction on or any use of any portion of the Premises or any part thereof including eviction; (4) any defect in title to rights to any portion of the Premises or any lien on such title or rights or on any portion of the Premises; (5) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Landlord or Sublandlord; (6) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Landlord, Sublandlord, Subtenant or any other Person, or any action taken with respect to this Sublease by any trustee or receiver of Landlord, Sublandlord, Subtenant or any other Person, or by any court, in any such proceeding; (7) any claim that Subtenant has or might have against any Person, including, without limitation, Landlord, Sublandlord, or any vendor, manufacturer, contractor of or for any portion of the Premises; (8) any failure on the part of Landlord to perform or comply with any of the terms of the Real Estate Lease; (9) any invalidity unenforceability or illegality or disaffirmance of the Real Estate Lease, this Real Estate Sublease or any provision thereof or hereof against or by Landlord, Sublandlord or Subtenant; (10) the impossibility or illegality of performance by Landlord, Subtenant, Sublandlord or any of them; (11) any action by any court, administrative agency or other Governmental Authority; or (12) other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Sublandlord or Subtenant shall have notice or knowledge of any of the foregoing. Subtenant hereby specifically waives any and all rights arising from or in connection with any occurrence whatsoever, which may now or hereafter be conferred upon it by law (i) to surrender or terminate this Real Estate Sublease, except to the extent that Subtenant shall be unable to peaceably and quietly enjoy the Premises solely by reason of a default by Sublandlord of Sublandlord’s obligations under Article 21 (subject to the provisions thereof, the parties hereto acknowledge and agree that any act or failure to act by Landlord which may result in a breach by Sublandlord of its obligations under Article 21 shall not be deemed to be a default by Sublandlord) and (ii) Subtenant hereby specifically waives any and all rights arising from or in connection with any occurrence whatsoever, which may now or hereafter be conferred upon it by law to entitle Subtenant to any

Real Estate Sublease

abatement, reduction, suspension or deferment of the Rental, except to the extent expressly set forth in Article 27. For the avoidance of doubt, Subtenant shall have the right, at any time or from time to time, to vacate the Premises or any portion thereof; provided, that no such action by Subtenant shall affect its obligation to make payments of all items of Rental hereunder.

Section 37.14. (A) From time to time, no later than thirty (30) days following request by Sublandlord, Subtenant shall deliver to Sublandlord a written statement executed by Subtenant, in form reasonably satisfactory to Sublandlord and Subtenant, (1) stating that this Real Estate Sublease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent has been paid, and (3) stating whether or not, to the knowledge of Subtenant (without investigation), Sublandlord is in default under this Real Estate Sublease, and, if Sublandlord is in default, setting forth the specific nature of all such defaults.

(B) From time to time, no later than thirty (30) days following request by Subtenant, Sublandlord shall deliver to Subtenant a written statement executed by Sublandlord, in form reasonably satisfactory to Subtenant and Sublandlord, (1) stating that this Real Estate Sublease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent has been paid, and stating whether or not, to the knowledge of Sublandlord (without investigation), Subtenant is default under this Real Estate Sublease, and, if Subtenant is in default, setting forth the specific nature of all such defaults.

Section 37.15. All payments hereunder shall be made on the day when due and payable; provided, that if (i) for any reason or cause outside the control of the party making payment hereunder, an attempted wire transfer of funds shall fail to be completed on such due date or (ii) such due date is not a Business Day, then in either such case, the due date of such payment shall be extended to the next succeeding Business Day, without being subject to any penalties or premiums of any kind, other than interest thereon for the period of such extension at LIBOR or EURIBOR, as applicable; provided further, however, that, in the case of clause (ii) of this Section 37.15, if such extension would cause the due date of such payment to occur in the next following calendar quarter, the due date of such payment shall occur on the immediately preceding Business Day.

Real Estate Sublease

ARTICLE 38: WITHHOLDING TAXES

Section 38.1. If any deduction for any Withholding Tax is required by law to be made from any payment due under this agreement, the relevant party making such payment shall make the required deduction and remit the amount so deducted to the appropriate Governmental Authority. The party making the payment from which the Withholding Tax is required to be deducted shall increase the amount of the payment as may be necessary so that the other party receives, after deduction of the required Withholding Tax (including any Withholding Tax imposed on the additional payment required to be made pursuant to this sentence), on an After-Tax Basis, the full amount that it would have received absent the imposition of such Withholding Tax (such additional amount, the “Gross-up Amount”); provided, however, that no Gross-up Amount shall be payable:

(A) by Sublandlord, if the Withholding Tax in respect of which such Gross-up Amount would have been payable, would not have been incurred but for: (i) Subtenant failing at any time during the Term to be a resident of the United States within the meaning of Article 4 of the Treaty, (ii) Subtenant failing to be engaged in the active conduct of a banking business in the United States, (iii) Subtenant failing to be entitled to the benefits of the Treaty by reason of Article 30 thereof with respect to any item of income for which Subtenant meets the requirements of paragraphs 2(a)(ii) and 2(a)(iii) of such Article 30, or (iv) Subtenant failing to provide documentary evidence as Sublandlord may reasonably request in writing for the purpose of establishing the residence or nationality of Subtenant; or

(B) by Subtenant, if the Withholding Tax in respect of which such Gross-up Amount would have been payable, would not have been incurred but for: (i) Sublandlord failing at any time during the Term to be an entity validly formed under the laws of France, or (ii) Sublandlord failing at any time during the Term to be a resident of France.

Section 38.2. If Sublandlord or Subtenant pays Withholding Taxes in connection with payments received by such Sublandlord or Subtenant under this Real Estate Sublease, the other party hereto shall indemnify such Sublandlord or Subtenant, in either case on an After-Tax Basis, for such Withholding Taxes to the extent such other party would be required to provide Gross-up Amounts with respect to such Withholding Taxes under this Article 38 if such other party had been required by law to deduct such Withholding Tax on payments made to the Sublandlord or Subtenant, and shall reimburse any expenses incurred by such Sublandlord or Subtenant with respect to such Withholding Taxes. Payment under this indemnification shall be made within thirty (30) days from the date such Sublandlord or Subtenant makes written demand therefor, which written demand shall describe in reasonable detail the amount of and basis for the liability in respect of which the indemnity payment is to be made.

Section 38.3. If Sublandlord or Subtenant, or any Affiliate of either, shall become liable to any Governmental Authority in respect of any Withholding Tax on account of a failure to withhold and remit such Withholding Tax to any Governmental Authority, and such

Real Estate Sublease

liability would not have been incurred but for, in the case of Sublandlord one or more of the conditions described in Section 38.1(A), or in the case of Subtenant one or more of the conditions described in Section 38. l(B), then Subtenant shall indemnify Sublandlord, in the case of a liability imposed on Sublandlord, and Sublandlord shall indemnify Subtenant in the case of a liability imposed on Subtenant, in either case on an After-Tax Basis, within thirty (30) days from the date such Sublandlord or Subtenant makes written demand therefor, which written demand shall describe in reasonable detail the amount of and basis for the liability in respect of which the indemnity payment is to be made.

Section 38.4. If Sublandlord or Subtenant has paid a Gross-up Amount pursuant to Section 38.1 and the party receiving such Gross-up Amount is able to procure the refund of Withholding Taxes that gave rise to the payment of such Gross-up Amount from the Governmental Authority to which the Withholding Taxes were paid, then such payee shall pay to the payor of the Gross-up Amount within thirty (30) days after receipt of such refund an amount (net of any reasonable out-of-pocket expenses incurred by such payee in connection with its procuring such refund) that such payee determines in good faith will leave payee in the same after-tax position as it would have been if no Withholding Taxes had been imposed.

Section 38.5. The provisions of this Article 38 shall survive the enforcement, amendment or waiver of any provision of this Real Estate Sublease and the termination of this Real Estate Sublease.

Real Estate Sublease

IN WITNESS WHEREOF, Sublandlord and Subtenant have respectively executed this Real Estate Sublease as of the day and year first above written.

FRUCTIBAIL INVEST, Sublandlord

By:	/s/ Fabrice Croppi /s/ Imed Ben Romdhane
	Name:	Fabrice Croppi Imed Ben Romdhane
	Title:	Co-Heads of Financial Engineering

THE BANK OF NEW YORK, Subtenant

By:	/s/ Thomas J. Mastro
	Name:	Thomas J. Mastro
	Title:	Comptroller

Real Estate Sublease

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Description of the Premises

Exhibit B	[Intentionally Omitted]

Exhibit C	[Intentionally Omitted]

Exhibit D	Subtenant’s Current Subleasing Criteria

Schedule 1	Rules and Regulations

Schedule 2	List of Assigned Leases

Schedule 3	Fixed Rent

Schedule 4	[Intentionally Omitted]

Schedule 5	Cleaning Specifications

Schedule 6	Wire Transfer Instructions

Real Estate Sublease

Exhibit A

Description of the Premises

Real Estate Sublease

Exhibit D

Subleasing Criteria as of the date of this Real Estate Sublease

As of the date set forth above, THE BANK OF NEW YORK’s (“Subtenant”) overall strategy regarding vacant space at the Premises (as defined in the Real Estate Sublease to which this Exhibit D is attached) is to ascertain whether said space should be occupied by Subtenant (or its affiliates) or subleased to third parties.

Subtenant’s current intention is to make all of the space at the Premises available for use by Subtenant (or its affiliates) except for the Assigned Leases.

…The foregoing is a statement of Subtenant’s current subleasing criteria which may be changed at any time and from time to time by Subtenant in its sole and absolute discretion.

Real Estate Sublease

Schedule 1

RULES AND REGULATIONS

(1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Subtenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

(2) No awnings, air-conditioning units, fans or other projections shall be attached the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Sublandlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

(3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Subtenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Subtenant, if Subtenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Subtenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

(4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Subtenant.

(5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

(6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Subtenant.

Real Estate Sublease

(7) Subject to the provisions of Article 3 of this Real Estate Sublease, Subtenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, and as Landlord may direct.

(8) No space in the Building shall be used for manufacturing, for the storage merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

(9) Subtenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

(10) Subtenant, or any of Subtenant’s employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

(11) No additional locks or bolts of any kind shall be placed upon any of the doors windows by Subtenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Subtenant promptly provides Landlord with the key or combination thereto. Subtenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, Subtenant shall pay to Landlord the cost thereof.

(12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall brought into or kept by Subtenant in or about the Premises or the Building.

(13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Real Estate Sublease of which these Rules and Regulations are a part.

(14) Subtenant shall not occupy or permit any portion of the Premises demised to it be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Subtenant shall not engage or pay any employees on the Premises, except those actually working for Subtenant at the Premises, nor advertise for labor giving an address at the Premises.

Real Estate Sublease

(15) Subtenant shall not purchase spring water, ice, towels or other like service, accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

(16) Landlord shall have the right to prohibit any advertising by Subtenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Subtenant shall refrain from or discontinue such advertising.

(17) Landlord reserves the right to exclude from the Building between the hours 6 P.M. and 8 A.M. and at all hours on days other than Business Days all persons who do not present a pass to the Building signed or approved by Landlord. Subtenant shall be responsible for all persons for whom a pass shall be issued at the request of Subtenant and shall be liable to Landlord for all acts of such persons.

(18) Subtenant shall, at its expense, provide artificial light for the employees Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

(19) The requirements of Subtenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Sublandlord.

(20) Canvassing, soliciting and peddling in the Building is prohibited and Subtenant shall cooperate to prevent the same.

(21) There shall not be used in any space, or in the public halls of the Building, either by Subtenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(22) Subtenant shall not do any cooking, conduct any restaurant, luncheonette cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Subtenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld.

(23) Subtenant shall keep the entrance door to the Premises closed at all times.

(24) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Subtenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will

Real Estate Sublease

distribute the same to Subtenant or (ii) be escorted by a person designated by Landlord to deliver the same to Subtenant.

(25) Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attaché cases, suitcases, and other items carried into the Building, and to refuse entry into the Building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, Landlord reserves the right to implement such further measures designed to ensure safety of the Building and the persons and property located therein as Landlord shall deem necessary or desirable.

Real Estate Sublease

Schedule 2

Assigned Leases

Leases for One Wall Street:

1.	Lease, dated as of July 31, 1999, between The Bank of New York and Arihant News, Inc.

Leases for 101 Barclay Street;

Agreement of Lease, dated as of January 15, 1993, between The Bank of New York and Barclay Newsstand, Inc., as extended and amended by that certain Letter (RE: Lease Renewal – Barclay Newsstand, Inc.), dated June 24, 2002, from The Bank of New York and acknowledged and agreed to by Barclay Newsstand, Inc.

Real Estate Sublease

Schedule 3

FIXED RENTAL

From and including	To and excluding	Fixed Rental in €	From and including	To and excluding	Fixed Rental in €
3-Mar-2006	3-Jun-2006	6 398 312	3-Sep-2018	3-Dec-2018	6 398 312
3-Jun-2006	3-Sep-2006	6 398 312	3-Dec-2018	3-Mar-2019	6 398 312
3-Sep-2006	3-Dec-2006	6 398 312	3-Mar-2019	3-Jun-2019	6 398 312
3-Dec-2006	3-Mar-2007	6 398 312	3-Jun-2019	3-Sep-2019	6 398 312
3-Mar-2007	3-Jun-2007	6 398 312	3-Sep-2019	3-Dec-2019	6 398 312
3-Jun-2007	3-Sep-2007	6 398 312	3-Dec-2019	3-Mar-2020	6 398 312
3-Sep-2007	3-Dec-2007	6 398 312	3-Mar-2020	3-Jun-2020	6 398 312
3-Dec-2007	3-Mar-2008	6 398 312	3-Jun-2020	3-Sep-2020	6 398 312
3-Mar-2008	3-Jun-2008	6 398 312	3-Sep-2020	3-Dec-2020	6 398 312
3-Jun-2008	3-Sep-2008	6 398 312	3-Dec-2020	3-Mar-2021	6 398 312
3-Sep-2008	3-Dec-2008	6 398 312	3-Mar-2021	3-Jun-2021	6 398 312
3-Dec-2008	3-Mar-2009	6 398 312	3-Jun-2021	3-Sep-2021	6 398 312
3-Mar-2009	3-Jun-2009	6 398 312	3-Sep-2021	3-Dec-2021	6 398 312
3-Jun-2009	3-Sep-2009	6 398 312	3-Dec-2021	3-Mar-2022	6 398 312
3-Sep-2009	3-Dec-2009	6 398 312	3-Mar-2022	3-Jun-2022	6 398 312
3-Dec-2009	3-Mar-2010	6 398 312	3-Jun-2022	3-Sep-2022	6 398 312
3-Mar-2010	3-Jun-2010	6 398 312	3-Sep-2022	3-Dec-2022	6 398 312
3-Jun-2010	3-Sep-2010	6 398 312	3-Dec-2022	3-Mar-2023	6 398 312
3-Sep-2010	3-Dec-2010	6 398 312	3-Mar-2023	3-Jun-2023	6 398 312
3-Dec-2010	3-Mar-2011	6 398 312	3-Jun-2023	3-Sep-2023	6 398 312
3-Mar-2011	3-Jun-2011	6 398 312	3-Sep-2023	3-Dec-2023	6 398 312
3-Jun-2011	3-Sep-2011	6 398 312	3-Dec-2023	3-Mar-2024	6 398 312
3-Sep-2011	3-Dec-2011	6 398 312	3-Mar-2024	3-Jun-2024	6 398 312
3-Dec-2011	3-Mar-2012	6 398 312	3-Jun-2024	3-Sep-2024	6 398 312
3-Mar-2012	3-Jun-2012	6 398 312	3-Sep-2024	3-Dec-2024	6 398 312
3-Jun-2012	3-Sep-2012	6 398 312	3-Dec-2024	3-Mar-2025	6 398 312
3-Sep-2012	3-Dec-2012	6 398 312	3-Mar-2025	3-Jun-2025	6 398 312
3-Dec-2012	3-Mar-2013	6 398 312	3-Jun-2025	3-Sep-2025	6 398 312
3-Mar-2013	3-Jun-2013	6 398 312	3-Sep-2025	3-Dec-2025	6 398 312
3-Jun-2013	3-Sep-2013	6 398 312	3-Dec-2025	3-Mar-2026	6 398 312
3-Sep-2013	3-Dec-2013	6 398 312	3-Mar-2026	3-Jun-2026	6 398 312
3-Dec-2013	3-Mar-2014	6 398 312	3-Jun-2026	3-Sep-2026	6 398 312
3-Mar-2014	3-Jun-2014	6 398 312	3-Sep-2026	3-Dec-2026	6 398 312
3-Jun-2014	3-Sep-2014	6 398 312	3-Dec-2026	3-Mar-2027	6 398 312
3-Sep-2014	3-Dec-2014	6 398 312	3-Mar-2027	3-Jun-2027	6 398 312
3-Dec-2014	3-Mar-2015	6 398 312	3-Jun-2027	3-Sep-2027	6 398 312
3-Mar-2015	3-Jun-2015	6 398 312	3-Sep-2027	3-Dec-2027	6 398 312
3-Jun-2015	3-Sep-2015	6 398 312	3-Dec-2027	3-Mar-2028	6 398 312
3-Sep-2015	3-Dec-2015	6 398 312	3-Mar-2028	3-Jun-2028	6 398 312
3-Dec-2015	3-Mar-2016	6 398 312	3-Jun-2028	3-Sep-2028	6 398 312
3-Mar-2016	3-Jun-2016	6 398 312	3-Sep-2028	3-Dec-2028	6 398 312
3-Jun-2016	3-Sep-2016	6 398 312	3-Dec-2028	3-Mar-2029	6 398 312
3-Sep-2016	3-Dec-2016	6 398 312	3-Mar-2029	3-Jun-2029	6 398 312
3-Dec-2016	3-Mar-2017	6 398 312	3-Jun-2029	3-Sep-2029	6 398 312
3-Mar-2017	3-Jun-2017	6 398 312	3-Sep-2029	3-Dec-2029	6 398 312
3-Jun-2017	3-Sep-2017	6 398 312	3-Dec-2029	3-Mar-2030	6 398 312
3-Sep-2017	3-Dec-2017	6 398 312	3-Mar-2030	3-Jun-2030	6 398 312
3-Dec-2017	3-Mar-2018	6 398 312	3-Jun-2030	3-Sep-2030	6 398 312
3-Mar-2018	3-Jun-2018	6 398 312	3-Sep-2030	3-Dec-2030	6 398 312
3-Jun-2018	3-Sep-2018	6 398 312	3-Dec-2030	3-Mar-2031	6 398 312

Real Estate Sublease

Schedule 5

CLEANING SPECIFICATIONS

A. GENERAL CLEANING - NIGHTLY

Sweep, using Landlord approved dust preparation, all stone, ceramic tile, asphalt tile, marble terrazzo, linoleum, rubber, vinyl and other types of flooring.

Carpet sweep all carpets and rugs four (4) times per week.

Vacuum clean all carpets and rugs, one (1) time per week.

Sweep all private stairways and maintain in clean condition.

Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary.

Remove all ordinary dry paper and tenant rubbish (excluding cafeteria waste, bulk materials, bulk and special materials such as old desks, furniture, etc.).

Dust all furniture and windowsills.

Clean all glass furniture tops.

Dust all chair rails, trim, partitions and baseboards.

Wash clean all water fountains.

Remove finger marks and smudges from walls, doors, light switch plates once (1) per week.

Wash locker and slop sink rooms.

B. LAVATORIES NIGHTLY (EXCLUDES NON-CORE LAVATORIES)

Sweep and mop all flooring.

Clean and polish all mirrors, powder shelves and brightwork, including flushometers, piping and toilet seat hinges.

Wash and disinfect all basins, bowls and urinals.

Wash and sanitize both sides of all toilet seats; clean underside of fixtures.

Real Estate Sublease

Dust and spot clean or wash all partitions, tile walls, dispensers and receptacles.

Empty and clean paper towel and sanitary disposal receptacles.

Fill toilet tissue holders, soap dispensers and paper towel dispensers.

Remove all wastepaper and refuse to designated areas.

C. LAVATORIES PERIODIC CLEANING (EXCLUDES NON-CORE LAVATORIES)

Machine scrub flooring once per month.

Wash all partitions, tile walls, and enamel surfaces monthly.

D. SCHEDULE OF CLEANING

Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays.

All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting.

High dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly office cleaning four (4) times per year.

High dust all vertical surfaces such as walls, partitions, ventilating louvers and surfaces not reached in nightly office cleaning four (4) times per year.

Dust all venetian blinds and frames four (4) times per year.

Real Estate Sublease

Schedule 6

Real Estate Sublease Wire Transfer Instructions

For Payments to Subtenant:

Euro-denominated payments should be wired to:

Dollar-denominated payments should be wired to:

For Payments to Sublandlord:

Euro-denominated payments should be wired to:

Dollar-denominated payments should be wired to:

Real Estate Sublease